Exhibit 5.1

[WMD Letterhead]

October 9, 2007

ImClone Systems Incorporated

180 Varick Street

New York, New York 10014

Re:  ImClone Systems Incorporated Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to ImClone Systems Incorporated, a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933, as amended (the “Act”), relating to registration of 6,753,674 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued under the Company’s 2006 Stock Incentive Plan (the “Plan”).

We are admitted to practice law only in the State of New York.  The opinions expressed herein are limited to matters governed by the substantive laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  We have participated in the preparation of the Registration Statement and have reviewed the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate documents and records and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan for a consideration in excess of the par value thereof, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

Very truly yours,

WOLLMUTH MAHER & DEUTSCH LLP